Exhibit 54

TWELFTH AMENDMENT TO
NOTE AND WARRANT PURCHASE AGREEMENT

This TWELFTH AMENDMENT TO NOTE AND WARRANT PURCHASE AGREEMENT, dated as of May 15, 2019 (this “Amendment”), is made by and among CAREVIEW COMMUNICATIONS, INC., a Nevada corporation (the “Company”), such of the Existing Investors (as defined below) who are identified as investors on Annex I attached hereto (the “Investors”), the HealthCor Parties (as defined below), and such additional Existing Investors as, together with the HealthCor Parties and the Investors (collectively, the “Majority Investors”), are holders of at least a majority of the shares of Common Stock issued or issuable (on an as converted basis) upon conversion of the Notes and Warrants.

WITNESSETH:

WHEREAS, the Company, HealthCor Partners Fund, L.P. (“HealthCor Partners”), HealthCor Hybrid Offshore Master Fund, L.P. (“HealthCor Hybrid” and, together with HealthCor Partners, the “HealthCor Parties”) and certain additional investors that purchased additional Notes and additional Warrants on February 17, 2015 (the “2015 Investors”), additional Notes and additional Warrants on February 23, 2018 (the “February 2018 Investors”) and additional Notes on July 13, 2018 (the “July 2018 Investors” and, together with the 2015 Investors, the February 2018 Investors and the HealthCor Parties, the “Existing Investors”) are parties to that certain Note and Warrant Purchase Agreement, dated as of April 21, 2011 (as amended from time to time, including without limitation pursuant to that certain Note and Warrant Amendment Agreement dated December 30, 2011, that certain Second Amendment to Note and Warrant Purchase Agreement dated January 31, 2012, that certain Third Amendment to Note and Warrant Purchase Agreement dated August 20, 2013, that certain Fourth Amendment to Note and Warrant Purchase Agreement dated January 16, 2014, that certain Fifth Amendment to Note and Warrant Purchase Agreement dated December 15, 2014, that certain Sixth Amendment to Note and Warrant Purchase Agreement dated March 31, 2015, that certain Seventh Amendment to Note and Warrant Purchase Agreement dated June 26, 2015, that certain Eighth Amendment to Note and Warrant Purchase Agreement dated February 23, 2018, that certain Ninth Amendment to Note and Warrant Purchase Agreement dated July 10, 2018, that certain Tenth Amendment to Note and Warrant Purchase Agreement dated July 13, 2018 and that certain Eleventh Amendment to Note and Warrant Purchase Agreement dated March 27, 2019, the “Purchase Agreement”);

WHEREAS, as contemplated by the Purchase Agreement, the Company issued and sold (a) $20,000,000 initial principal amount of Notes (the “2011 Notes”) and Warrants to purchase 11,782,859 shares of Common Stock (the “2011 Warrants”) to the HealthCor Parties on April 21, 2011, (b) $5,000,000 initial principal amount of Supplemental Closing Notes (the “2012 Notes”) to the HealthCor Parties on January 31, 2012, (c) $5,000,000 initial principal amount of 2014 Supplemental Closing Notes and 2014 Supplemental Warrants to purchase 4,000,000 shares of Common Stock to the HealthCor Parties on January 16, 2014, (d) $6,000,000 initial principal amount of Fifth Amendment Supplemental Closing Notes and Fifth Amendment Supplemental Warrants to purchase 3,692,308 shares of Common Stock to HealthCor Partners and the 2015 Investors on February 17, 2015, (e) $2,050,000 initial principal amount of Eighth Amendment Supplemental Notes and Eighth Amendment Supplemental Warrants to purchase 512,500 shares of Common Stock to the February 2018 Investors on February 23, 2018, and (f) $1,000,000 initial principal amount of Tenth Amendment Supplemental Notes to the July 2018 Investors on July 13, 2018;

WHEREAS, pursuant to Section 7.9 of the Purchase Agreement and subject to the terms and conditions contained herein, the parties hereto desire to amend the Purchase Agreement as set forth herein for the purposes of, among other things, providing for an additional investment in the Company by the Investors;

WHEREAS, the Investors wish to purchase from the Company, and the Company wishes to sell and issue to the Investors, upon the terms and conditions stated herein and in the Purchase Agreement, additional Notes in the initial aggregate principal amount of $50,000, with a conversion price per share equal to $0.03 (subject to adjustment as described therein) (the “Twelfth Amendment Supplemental Closing Notes”) on the later of May 15, 2019 or the satisfaction of the closing conditions outlined herein (the “Twelfth Amendment Supplemental Closing Date”);

WHEREAS, pursuant to Section 7.9 of the Purchase Agreement and subject to the terms and conditions contained herein, the Majority Investors desire to consent pursuant to Section 6.1 of the Purchase Agreement to the amendment by the Company of its Charter and its Bylaws;

WHEREAS, pursuant to Section 7.9 of the Purchase Agreement and subject to the terms and conditions contained herein, the Majority Investors desire to consent pursuant to Section 6.12 of the Purchase Agreement to the Company’s issuance of a warrant for the purchase of 250,000 shares of Common Stock, with an exercise price per share equal to $0.03 (subject to adjustment as described therein), to Dr. James R. Higgins in connection with his Tranche Three Loan (as defined in the PDL Credit Agreement) to the Company to be made pursuant to the PDL Credit Agreement on or about the date hereof (the “Tranche Three Loan Warrant”); and

WHEREAS, the Company and the Investors are executing and delivering this Amendment in reliance upon the exemption from securities registration afforded by the provisions of Regulation D, as promulgated by the Commission under the Act.

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties and covenants contained herein and in the Purchase Agreement, which represent integral components of the transactions contemplated hereby and thereby and shall be fully enforceable by the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which hereby acknowledged, the Company, the Majority Investors and the Investors mutually agree as follows:

1.           Definitions. Capitalized terms used in this Amendment but not defined in this Amendment shall have the meanings ascribed to them in the Purchase Agreement.

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2.           Amendment to Purchase Agreement. Section 1.3 of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“Sale of Additional Securities. After the Closing, the Company may sell to the Investors, on the same terms and conditions as those contained in this Agreement (as amended from time to time), up to $19,100,000 in additional Notes and Warrants to purchase an additional 8,204,808 shares of Common Stock, and (a) any such additional Notes shall be included within the definition of “Notes” under this Agreement; (b) any such additional Warrants shall be included within the definition of “Warrants” under this Agreement; (c) any such additional Notes and additional Warrants shall be included within the definition of “Closing Securities” under this Agreement; (d) any shares of Common Stock issuable upon conversion of any such additional Notes shall be included within the definition of “Note Shares” under this Agreement; (e) any shares of Common Stock issuable upon the exercise of any such additional Warrants shall be included within the definition of “Warrant Shares” under this Agreement; and (f) any amendment or joinder to this Agreement, the Notes, the Warrants, the Security Agreement, the IP Security Agreement, the Registration Rights Agreement, the PDL Subordination Agreement, the PDL Credit Agreement or any other documents contemplated or necessitated hereby in order to further consummate the sale of any such additional Notes and/or additional Warrants shall be included within the definition of “Transaction Documents” under this Agreement. Any such additional Notes shall be substantially in the form of the senior secured convertible note attached hereto as Exhibit A, with such updates to the “Issuance Date”, “Maturity Date”, “First Five Year Note Period”, “Conversion Price” and other terms as shall be mutually acceptable to the Company and the Investors. Any such additional Warrants shall be substantially in the form of common stock warrant attached hereto attached hereto as Exhibit B, with such updates to the “Expiration Date”, “Warrant Price” and other terms as shall be mutually acceptable to the Company and the Investors.”

3.           Issuance of Twelfth Amendment Supplemental Closing Notes. Subject to the terms and conditions of this Amendment and the Purchase Agreement, on the Twelfth Amendment Supplemental Closing Date, each of the Investors listed on Annex I shall severally, and not jointly, purchase from the Company, and the Company shall sell and issue to each Investor, the Twelfth Amendment Supplemental Closing Notes in the respective amounts set forth opposite each such Investor’s name on Annex I in exchange for a cash payment by each such Investor of the amount set forth opposite such Investor’s name on Annex I (the “Twelfth Amendment Supplemental Purchase Price”). The Twelfth Amendment Supplemental Closing Notes shall be substantially in the form attached hereto as Exhibit A-1. The closing of the purchase, sale and issuance of the Twelfth Amendment Supplemental Closing Notes (the “Twelfth Amendment Supplemental Closing”) shall take place on the Twelfth Amendment Supplemental Closing Date at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo PC, One Financial Center, Boston, MA 02111, or at such other location as the Company and the Investors shall mutually agree. At the Twelfth Amendment Supplemental Closing, the Company shall have satisfied the closing conditions set forth in subsections (c), (e), (f) and (k) of Section 4.1 of the Purchase Agreement as of the Twelfth Amendment Supplemental Closing Date (for avoidance of doubt, reading references to the “Closing Date” in such subsections to refer to the Twelfth Amendment Supplemental Closing Date) and shall deliver to the Investors the Twelfth Amendment Supplemental Closing Notes, each registered in such name or names as the Investors may designate. On the Twelfth Amendment Supplemental Closing Date, the Investors shall deliver their respective portion of the Twelfth Amendment Supplemental Purchase Price to the Company, payable by wire transfer in same day funds to an account specified by the Company in writing. The Twelfth Amendment Supplemental Closing Notes shall be secured as and to the same extent as the other Notes issued pursuant to the Purchase Agreement, as described in the Transaction Documents, including, without limitation, the Security Agreement and IP Security Agreement.

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4.           Conditions Precedent. The Twelfth Amendment Supplemental Closing shall be further conditioned upon (a) the execution and delivery, as of the Twelfth Amendment Supplemental Closing, by the Company, CareView Texas, PDL and the other parties thereto of the Fifth Amendment to Credit Agreement, in the form attached as Exhibit B-1 hereto; and (b) confirmation from the Company of approval by (i) the Company’s Board of Directors and (ii) at least the requisite percentage of the Company’s stockholders, of an amendment to the Company’s Articles of Incorporation increasing the number of authorized shares of its Common Stock to 500,000,000 (it being understood that the Company intends to file such amendment of its Charter with the Secretary of State of the State of Nevada to take effect twenty days after the distribution of an information statement to the Company’s stockholders in connection with such action).

5.           Consent.

(a)       The Majority Investors hereby consent, pursuant to Section 6.1 and Section 7.9 of the Purchase Agreement, to the amendment by the Company of its Charter and its Bylaws in the form attached as Exhibit C-1 and Exhibit C-2, respectively.

(b)       The Majority Investors hereby consent, pursuant to Section 6.12 and Section 7.9 of the Purchase Agreement, to the issuance by the Company of the Tranche Three Loan Warrant in the form attached as Exhibit D-1.

6.           Bringdown of Investors’ Representations and Warranties. Each Investor, severally and not jointly, represents and warrants to the Company that the statements contained in Article 3 of the Purchase Agreement are true and correct as of the Twelfth Amendment Supplemental Closing Date as though made as of the Twelfth Amendment Supplemental Closing Date (for this purpose, reading any reference to “Closing Securities” in such Article 3 to refer only to the Twelfth Amendment Supplemental Closing Notes).

7.           Form D and Blue Sky. The Company agrees to file a Form D with respect to the Twelfth Amendment Supplemental Closing Notes as required under Regulation D and to provide a copy thereof to the Investors promptly after such filing. The Company shall take such action as is necessary in order to obtain an exemption for or to qualify the Twelfth Amendment Supplemental Closing Notes for sale to the Investors at the Twelfth Amendment Supplemental Closing pursuant to this Amendment under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of any such exemption or qualification so taken to the Investors on or prior to the Twelfth Amendment Supplemental Closing Date promptly upon the request of any Investor.

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8.           Acknowledgement and Undertaking by Company. The Company agrees and acknowledges that the transactions described in this Amendment and the issuance of the Twelfth Amendment Supplemental Closing Notes and shares of Common Stock upon exercise or conversion of the Twelfth Amendment Supplemental Closing Notes are intended to be exempt from Section 16(b) of the Exchange Act to the maximum extent permitted by law including pursuant to Rule 16b-3 under the Exchange Act and the Commission’s releases and interpretations, and will, or will cause its successors and assigns to, from time to time as and when requested by the Investors, execute and deliver, or cause to be executed and delivered, to the extent it may lawfully do so, all such documents and instruments and take, or cause to be taken, to the extent it may lawfully do so, all such further actions as the Investors may reasonably deem necessary and desirable to facilitate and effect any such exemption.

9.           No Further Amendments. Except as amended by this Amendment, the Purchase Agreement shall remain in full force and effect in accordance with its terms.

10.          Miscellaneous.

(a)       Ratification and Confirmation. The Company acknowledges, agrees and confirms that: (x) the Purchase Agreement and each of the other Transaction Documents, as amended and otherwise modified by the amendments and other modifications specifically provided herein or contemplated hereby, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed; and (y) without limiting the generality of the foregoing clause (x), (i) all obligations, liabilities and Indebtedness of the Company under the Transaction Documents, as amended hereby, constitute “Obligations” (as defined in the Security Agreement) secured by and entitled to the benefits of the security set forth in the Security Agreement and the IP Security Agreement, and the liens and security interests granted in favor of the Investors under the terms of the Security Agreement and the IP Security Agreement are and remain perfected, effective, enforceable and valid and such liens and security interests are, in each case, a first priority lien and security interest (except to the extent otherwise expressly permitted by the Transaction Documents) and such liens and security interests are hereby in all respects ratified and confirmed, and (ii) the shares of Common Stock issuable upon exercise or conversion of the Twelfth Supplemental Closing Notes shall constitute “Registrable Securities” under the Registration Rights Agreement.

(b)       Expenses. The Company will pay and bear full responsibility for the reasonable legal fees and other out-of-pocket costs and expenses of the Investors attributable to the negotiation and consummation of the transactions contemplated hereby.

(c)       Further Assurances. The Company shall duly execute and deliver, or cause to be duly executed and delivered, at its own cost and expense, such further instruments and documents and to take all such action, in each case as may be necessary or proper in the reasonable judgment of the Investors to carry out the provisions and purposes of this Amendment.

(d)       Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any party hereto, the execution and delivery of this Amendment and the closing of the transactions contemplated hereby.

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(e)       Governing Law. All questions concerning the construction, interpretation and validity of this Amendment shall be governed by and construed and enforced in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether in the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In furtherance of the foregoing, the internal law of the State of Delaware will control the interpretation and construction of this Amendment, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily or necessarily apply.

(f)       Construction. The Company and the Investors acknowledge that the Company and its independent counsel and the Investors and their independent counsel have jointly reviewed and drafted this document, and agree that any rule of construction and interpretation to the effect that drafting ambiguities are to be resolved against the drafting party shall not be employed.

(g)       Counterparts; Facsimile and Electronic Signatures. This Amendment may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. Counterpart signatures to this Amendment delivered by facsimile or other electronic transmission shall be acceptable and binding.

(h)       Headings. The section and paragraph headings contained in this Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this Amendment.

[Signature Pages Follow]

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IN WITNESS WHEREOF, each of the undersigned has duly executed this Twelfth Amendment to Note and Warrant Purchase Agreement as of the date first written above.

COMPANY:

CareView Communications, Inc., a Nevada corporation

By:	/s/ Steven G. Johnson
Name: Steven G. Johnson
Title: President

[Signature Page to Twelfth Amendment to Note and Warrant Purchase Agreement]

MAJORITY INVESTORS:

HealthCor Partners Fund, L.P.
By: HealthCor Partners Management L.P., as Manager
By: HealthCor Partners Management, G.P., LLC, as General Partner

By:	/s/ Jeffrey C. Lightcap
Name: Jeffrey C. Lightcap
Title: Senior Managing Director
Address:	HealthCor Partners
1325 Avenue of Americas, 27th Floor
New York, NY 10019

HealthCor Hybrid Offshore Master Fund, L.P.
By: HealthCor Hybrid Offshore G.P., LLC, as General Partner

By:	/s/ Anabelle Gray
Name: Anabelle Gray
Title:
Address:	HealthCor Partners
1325 Avenue of Americas, 27th Floor
New York, NY 10019

[Signature Page to Twelfth Amendment to Note and Warrant Purchase Agreement]

MAJORITY INVESTORS:

/s/ Steven B. Epstein
Steven B. Epstein

/s/ Dr. James R. Higgins
Dr. James R. Higgins

/s/ Steven G. Johnson
Steven G. Johnson

MAJORITY INVESTOR AND INVESTOR:

/s/ Jeffrey C. Lightcap
Jeffrey C. Lightcap

[Signature Page to Twelfth Amendment to Note and Warrant Purchase Agreement]

ACKNOWLEDGED AND AGREED:

CareView Communications, Inc., a Texas corporation

By:	/s/ Steven G. Johnson
Name:	Steven G. Johnson
Title:	President

CareView Operations, LLC

By:	/s/ Steven G. Johnson
Name:	Steven G. Johnson
Title:	President

[Signature Page to Twelfth Amendment to Note and Warrant Purchase Agreement]

Annex I

Twelfth Amendment Supplemental Closing Note Investors

Investor	Twelfth Amendment Supplemental Closing Notes	Twelfth Amendment Supplemental Purchase Price
Jeffrey C. Lightcap	$50,000	$50,000
TOTAL	$50,000	$50,000

Exhibit A-1

Form of Twelfth Amendment Supplemental Closing Notes

Exhibit B-1

Form of Fifth Amendment to Credit Agreement

Exhibit C-1

Form of Charter Amendment

Exhibit C-2

Form of Bylaw Amendment

Exhibit D-1

Form of Tranche Three Loan Warrant